UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 29, 2016

LEGACYTEXAS FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5851 Legacy Circle, Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 578-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 29, 2016, the Board of Directors of LegacyTexas Financial Group, Inc. (the “Company”) approved, effective for the 2016 plan year, certain changes to the Executive Annual Incentive Plan (the "EIP") originally adopted by the Company on February 28, 2013. Under the EIP, senior executive officers of the Company are eligible to receive annual cash incentive awards based on the achievement of pre-established corporate performance goals. The EIP is reviewed annually by the Company's Compensation Committee of the Board of Directors to ensure proper alignment with the Company's business objectives. The EIP was revised as follows:

(1)	the performance goal “return on assets” was replaced with “return on equity”;

(2)	the subjective assessment of “strategic achievement” was deleted; and

(3)	the industry index against which performance goals are measured under the EIP was changed to the “KBW NASDAQ Regional Bank Index” from the “SNL Small Cap U.S. Banks Index”.

Further, as disclosed in its 2015 Annual Meeting Proxy Statement, the Company removed the Compensation Committee’s ability to apply positive discretion to the EIP, and the CEO incentive was increased to align with market practice for banks.

As a result of these changes, performance will be assessed at the end of each fiscal year, with 100% of the awards calculated formulaically and with the performance goals (net interest margin, efficiency ratio, return on equity and non-performing loans to average assets) being equally weighted, 25% each.  The EIP will remain in effect each year until terminated or modified by the Company.

The foregoing is a summary of the material terms of the EIP and is qualified in its entirety by reference to the entire text of the EIP, the form of which is attached hereto and incorporated herein by reference.

ITEM 8.01	Other Events
On March 1, 2016, the Registrant issued a press release announcing the resumption of its existing stock repurchase program. The Company will enter into a new trading plan with Sandler O’Neill & Partners, LP in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to facilitate repurchases of its common stock pursuant to the above mentioned stock repurchase program. Also, in the above mentioned press release, the Company announced that it will be holding its Annual Meeting of Shareholders on Monday, May 23, 2016. The record date for determining who may vote at the meeting has been fixed as April 1, 2016.
The press release is attached to this report as Exhibit 99.1, which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit 10.1	Amended Executive Annual Incentive Plan
Exhibit 99.1	Press release dated March 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACYTEXAS FINANCIAL GROUP, INC.

Date:	March 3, 2016	By:	/s/ J. Mays Davenport
J. Mays Davenport, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Amended Executive Annual Incentive Plan
Exhibit 99.1	Press release dated March 1, 2016